UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2008

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 1, 2008, Dune Energy, Inc. a Delaware corporation (“we” or the “Company”), hired Richard “Rick” Mourglia as Senior Vice President Land and General Counsel. Prior to joining us, Mr. Mourglia, age 50, spent the prior 17 years practicing law in the private sector. Before that, he was a landman for 10 years. Mr. Mourglia earned his B.B.A. in finance from The University of Texas in 1980 and his J.D. from South Texas College of Law in 1990.

On August 1, 2008, the Company awarded a total of 3,058,500 shares of Restricted Stock to employees and non-employee directors of the Company, pursuant to the Dune Energy, Inc. 2007 Stock Incentive Plan (the “Plan”). Under the terms of the awards, the Restricted Stock will vest ratably in three equal installments on each of August 1, 2009, 2010 and 2011. The Plan was approved by our board of directors and a majority of our stockholders. For details regarding the Plan, reference is made to our Information Statement on Schedule 14C, filed with the Securities and Exchange Commission and mailed to all of our stockholders on November 20, 2007.

A copy of the press release dated August 4, 2008, announcing the hiring of Mr. Mourglia and the Restricted Stock awards is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document
Exhibit 99.1	Press release dated August 4, 2008, announcing hiring of Mr. Mourglia and Restricted Stock awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2008	DUNE ENERGY, INC.

	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document
Exhibit 99.1	Press release dated August 4, 2008, announcing hiring of Rick Mourglia and Restricted Stock awards.

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